INTRICON CORPORATION S-8 POS

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement Nos. 333-134256, 333-168586 and 333-181160 of our report dated March 13, 2018, with respect to the consolidated financial statements of IntriCon Corporation, which are included in the Annual Report on Form 10-K of IntriCon Corporation for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

July 26, 2018